================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -----------------



                                    FORM 8-K

                               -----------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934


                      November 21, 1997 (November 18, 1997)
                Date of Report (Date of Earliest Event Reported)



                            PRENTISS PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)


        Maryland                         1-14516                75-2661588
----------------------------      ---------------------    ------------------
(State or other jurisdiction      (Commission File No.)       I.R.S. Employer
      of incorporation)                                    (Identification No.)


                     3890 West Northwest Highway, Suite 400
                               Dallas, Texas 75220
                    (Address of principal executive offices)


                                 (214) 654-0886
              (Registrant's telephone number, including area code)


                                       N/A
 (former name or former address, if changed since last report)
================================================================================

         ITEM 5.  OTHER EVENTS

         On November 18, 1997, Prentiss Properties Trust, a national office and industrial real estate investment trust, sold 6,000,000 shares of its common stock in a public offering underwritten by Lehman Brothers Inc. on a firm commitment basis. The total net proceeds to the Company were approximately $150 million. The offering also includes an 30 day option for Lehman Brothers to purchase up to an additional 900,000 shares to cover over-allotments, if any.




         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits:


         Exhibit
         Number                     Exhibit
         -------                    -------
1                          Underwriting Agreement between Prentiss Properties Trust,
                           Prentiss Properties Acquisition Partners, L.P., Prentiss
                           Properties I, Inc. and Lehman Brothers Inc., dated November 18, 1997.

8                          Form Tax Opinion of Hunton & Williams, Richmond, Virginia


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PRENTISS PROPERTIES TRUST



Date: November 21, 1997              By:   /s/ Thomas F. August
                                           -------------------------

                                     Name:  Thomas F. August
                                            ------------------------

                                     Title: President
                                            ------------------------

                                 Exhibit Index


         Exhibit
         Number                     Exhibit
         -------                    -------
1                          Underwriting Agreement between Prentiss Properties Trust,
                           Prentiss Properties Acquisition Partners, L.P., Prentiss
                           Properties I, Inc. and Lehman Brothers Inc., dated November 18, 1997.

8                          Form Tax Opinion of Hunton & Williams, Richmond, Virginia
